MISSISSIPPI VIEW HOLDING COMPANY
                        STOCK EMPLOYEE COMPENSATION TRUST

                         Effective as of April 10, 1998













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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE 1.
Trust, Trustee and Trust Fund................................................ 2
          1.1.     Trust......................................................2
          1.2.     Trustee....................................................2
          1.3.     Trust Fund.................................................2
          1.4.     Trust Fund Subject to Claims...............................2
          1.5.     Definitions................................................3

ARTICLE 2.
Contribution and Dividends....................................................5
          2.1.     Contributions .............................................5
          2.2.     Dividends..................................................5

ARTICLE 3.
Release and Allocation of Company Stock.......................................6
          3.1.     Release of Shares..........................................6
          3.2.     Allocations................................................6
          3.3      Prohibition Against Funding Future Benefits
                     of Company Directors.....................................6

ARTICLE 4.
Trust Expenses and Tax Withholding............................................6
          4.1.     Trust Expenses.............................................6
          4.2.     Withholding of Taxes.......................................6

ARTICLE 5.
Administration of Trust Fund..................................................7
          5.1.     Management and Control of Trust Fund.......................7
          5.2.     Investment of Funds........................................7
          5.3.     Trustee's Administrative Powers............................7
          5.4.     Voting and Tendering of Company Stock......................9
          5.5.     Indemnification...........................................10
          5.6.     General Duty to Communicate to Committee..................10

ARTICLE 6.
Accounts and Reports of Trustee..............................................11
          6.1.     Records and Accounts of Trustee...........................11
          6.2.     Fiscal Year...............................................11
          6.3.     Reports of Trustee........................................11
          6.4.     Final Report..............................................11



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ARTICLE 7.
Succession of Trustee........................................................11
          7.1.     Resignation of Trustee....................................11
          7.2.     Removal of Trustee........................................11
          7.3.     Appointment of Successor Trustee..........................12
          7.4.     Succession of Trust Fund Assets...........................12
          7.5.     Continuation of Trust.....................................12
          7.6.     Changes in Organization of Trustee........................12
          7.7.     Continuance of Trustee's Powers in Event of
                   Termination of the Trust..................................12

ARTICLE 8.
Amendment or Termination.....................................................12
          8.1.     Amendments................................................12
          8.2.     Termination...............................................13
          8.3.     Form of Amendment or Termination..........................13

ARTICLE 9.
Miscellaneous................................................................13
          9.1.     Controlling Law...........................................13
          9.2.     Committee Action..........................................13
          9.3.     Notices...................................................13
          9.4.     Severability..............................................14
          9.5.     Protection of Persons Dealing with the Trust..............14
          9.6.     Tax Status of Trust.......................................14
          9.7.     Participants to Have No Interest in the Company
                   by Reason of the Trust ...................................14
          9.8.     Nonassignability..........................................14
          9.9.     Gender and Plurals........................................14
          9.10.    Counterparts..............................................15
          9.11.    Term of Trust.............................................15




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                        MISSISSIPPI VIEW HOLDING COMPANY
                        STOCK EMPLOYEE COMPENSATION TRUST

          THIS TRUST AGREEMENT (the "Agreement") made effective as of April 10, 1998, between Mississippi View Holding Company (the "Company"), a Minnesota corporation, and Neil Adamek and Gerald Peterson (collectively referred to herein as the "Trustee").

                              W I T N E S S E T H :

          WHEREAS, the Company desires to establish a trust (the "Trust") in accordance with the laws of the State of Minnesota and for the purposes stated in this Agreement; and

          WHEREAS, the Trustee desires to act as trustee of the Trust, and to hold legal title to the assets of the Trust, in trust, for the purposes hereinafter stated and in accordance with the terms hereof; and

          WHEREAS, the Company or its subsidiaries have previously adopted the Plans (as defined below); and

          WHEREAS, the Company desires to provide assurance of the availability of the shares of its common stock necessary to satisfy certain of its obligations or those of its subsidiaries under the Plans (as defined below);

          WHEREAS, the Company desires that the assets to be held in the Trust Fund (as defined below) should be principally or exclusively securities of the Company and, therefore, expressly waives any diversification of investments that might otherwise be necessary, appropriate, or required pursuant to applicable provisions of law, if any; and

          WHEREAS, the Trustee has been appointed as trustee and has accepted such appointment as of the date set forth first above.

          NOW THEREFORE, the parties hereto hereby establish the Trust and agree that the Trust will be comprised, held and disposed of as follows:




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                                   ARTICLE 1.

                          Trust, Trustee and Trust Fund

          1.1. Trust. This Agreement and the Trust shall be known as the Mississippi View Holding Company Stock Employee Compensation Trust ("Trust"). The parties intend that the Trust will be an independent legal entity with title to and power to convey all of its assets. The parties hereto further intend that the Trust not be subject to the Employee Retirement Income Security Act of 1974, as amended. The Trust is not a part of any of the Plans (as herein defined) and does not provide retirement or other benefits to any Plan Participant (as herein defined). The assets of the Trust will be held, managed, invested, and disposed of by the Trustee, in accordance with the terms of the Trust.

          1.2. Trustee. The trustee named above, and its successor or successors, is hereby designated as the trustee hereunder, to receive, hold, invest, manage, administer and distribute the Trust Fund (as defined hereinafter) in accordance with this Agreement, the provisions of which shall govern the power, duties and responsibilities of the Trustee.

          1.3. Trust Fund. The assets held at any time and from time to time under the Trust collectively are herein referred to as the "Trust Fund" and shall consist of contributions received by the Trustee, proceeds of any loans, investments and reinvestment thereof, the earnings and income thereon, less disbursements therefrom. Except as herein otherwise provided, title to the assets of the Trust Fund shall at all times be vested in the Trustee and securities that are part of the Trust Fund shall be held in such manner that the Trustee's name and the fiduciary capacity in which the securities are held are fully disclosed, subject to the right of the Trustee to hold title in bearer form or in the name of a nominee, and the interests of others in the Trust Fund shall be only the right to have such assets received, held, invested, administered and distributed in accordance with the provisions of the Trust.

          1.4. Trust Fund Subject to Claims. Notwithstanding any provision of this Agreement to the contrary, the Trust Fund shall at all times remain subject to the claims of the Company's general creditors under federal and state law.

          In addition, the Board of Directors and Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue allocations pursuant to Article 3.

          Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be

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furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's Insolvency.

          If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue allocations pursuant to Article 3 and shall hold the Trust Fund for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of employees as general creditors of the Company with respect to benefits due under the Plan(s) or otherwise.

          The Trust shall resume allocations pursuant to Article 3 only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

          1.5. Definitions. In addition to the terms defined in the preceding portions of the Trust, certain capitalized terms have the meanings set forth below;

               Association. "Association" means Community Federal Savings and Loan Association of Little Falls.

               Board of Directors. "Board of Directors" means the board of directors of the Company.

               Change of Control. "Change of Control" means: (i) the sale of all, or a material portion, of the assets of the Company or the Association; (ii) the merger or recapitalization of the Company or the Association whereby the Company or the Association is not the surviving entity; (iii) a change of control of the Company or the Association, as otherwise defined or determined by the Office of Thrift Supervision or regulations promulgated by it; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of the Company or the Association by any person, trust, entity or group. This limitation shall not apply to the purchase of shares of up to 25% of any class of securities of the Company or the Association by a tax-qualified employee stock benefit plan which is exempt from the approval requirements, set forth under 12 C.F.R. ss.574.3(c)(1)(vi) as now in effect or as may hereafter be amended. The term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Committee as to whether a change in control has occurred shall be conclusive and binding.

               Code. "Code" means the Internal Revenue Code of 1986, as amended.

               Committee. "Committee" means a committee of directors and/or officers selected by the Board of Directors or by an individual or individuals authorized by the Board of Directors to make such selection which is charged with administration of the Trust.

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               Company. "Company" means Mississippi View Holding Company, a
          Minnesota corporation, or any successor thereto. References to the Company shall include its subsidiaries where appropriate.

               Company Stock. "Company Stock" means shares of common stock, par value $0.10 per share, issued by the Company and any successor securities.

               Extraordinary Dividend. "Extraordinary Dividend" means any dividend or other distribution of cash or other property (other than Company Stock) made with respect to Company Stock, which the Board of Directors declares generally to be other than an ordinary dividend.

               Insolvency. "Insolvency" means (i) the inability of the Company to pay its debts as they become due, or (2) the Company being subject to a pending proceeding as a debtor under the provisions of Title 11 of the United States Code (Bankruptcy Code).

               Leveraged Shares Account. "Leveraged Shares Account" means an account containing shares of Company Stock that were acquired with the Loan, continue to be held as collateral for the Loan, and which have not been released from such account.

               Loan. "Loan" means the loan and extension of credit to the Trust evidenced by the promissory note dated as of the date of the Closing (as defined in the Stock Purchase Agreement to be dated May 11, 1998 between the Trust and the Company), with which the Trustee will purchase Company Stock.

               Participant Shares. "Participant Shares" means shares of Company Stock that are Available Shares and that have been allocated to a Plan Participant.

               Plan Committee Certification. "Plan Committee Certification" means a certification to be provided to the Trustee by the Committee promptly after the end of each Trust Year which (i) sets forth the number of shares of Company Stock transferred to each Plan Participant, whether or not pursuant to the Trust, during the Relevant Period (as defined in Section 5.4) under each Plan, and (ii) certifies that the determination of such number is in accordance with the terms of each Plan.

               Plans. "Plans" means the Mississippi View Holding Company 1995 Stock Option Plan, the Mississippi View Holding Company 1997 Stock Option Plan, and any other employee benefit plan of the Company or its subsidiaries designated as such by the Board of Directors.

               Plan Participant. "Plan Participant" means a participant in any of the Plans.

               Trustee. "Trustee" means collectively the following individuals:
          Neil Adamek and Gerald Peterson, or any successor trustee.


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               Trust Year. "Trust Year" means the period beginning on April 10,
          1998 and ending on April 9, 1999, and each 12-month period thereafter beginning on the 10th day of April and ending on the 9th day of April in the following calendar year.

               Unallocated Shares Account. "Unallocated Shares Account" means a separate account to be maintained by the Trustee to hold Available Shares that have not been allocated or distributed to the Plans to meet the Plans' employee benefit liability.

                                   ARTICLE 2.

                           Contributions and Dividends

          2.1 Contributions. For each Trust Year, the Company shall contribute to the Trust in cash such amount, which together with dividends, as provided in
Section 2.2, and any other earnings of the Trust, shall enable the Trustee to make all payments of principal and interest due under the Loan on a timely basis. Unless otherwise expressly provided herein, the Trustee shall apply all such contributions, dividends and earnings to the payment of principal and interest due under the Loan. If, at the end of any Trust Year, no such contribution has been made in cash, such contribution shall be deemed to have been in the form of forgiveness of principal and interest on the Loan to the extent of the Company's failure to make contributions as required by this
Section 2.1. All contributions made under the Trust shall be delivered to the Trustee. The Trustee shall be accountable for all contributions received by it, but shall have no duty to require any contributions to be made to it.

          2.2 Dividends. Except as otherwise provided herein, dividends paid in cash on Company Stock held by the Trust, including Company Stock held in the Suspense Account, shall be applied to pay interest and repay scheduled principal due under the Loan. In the event that dividends paid on Company Stock held in the Trust exceed the amount of scheduled principal and interest due in any Trust Year, such excess shall be applied by the Trustee, to the extent directed by the Committee, to prepay principal of the Loan and/or invested in additional Company Stock. Dividends which are not in cash or in Company Stock (including Extraordinary Dividends, or portions thereof) shall be reduced to cash by the Trustee and reinvested in Company Stock as soon as practicable. For purposes of this Agreement, Company Stock purchased with the proceeds of an Extraordinary Dividend or with the proceeds of a non-cash dividend shall, for purposes of this Agreement (including without limitation Section 3.1 hereof), be deemed to have been acquired with the proceeds of the Loan. In the Trustee's discretion, investments in Company Stock may be made through open-market purchases, private transactions or (with the Company's consent) purchases from the Company.


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                                   ARTICLE 3.

                     Release and Allocation of Company Stock

          3.1 Release of Shares. Subject to the other provisions of this Article 3, upon the payment or forgiveness in any Trust Year of any principal on the Loan (a "Principal Payment"), the following number of shares of Company Stock acquired with the proceeds of the Loan shall be available for allocation ("Available Shares") as provided in this Article 3: the number of shares so acquired and held in the Trust immediately before such payment or forgiveness, multiplied by a fraction the numerator of which is the amount of the Principal Payment and the denominator of which is the sum of such Principal Payment and the remaining principal of the Loan outstanding after such Principal Payment.

          3.2 Allocations. Available Shares shall be allocated as directed by the Committee to the Plans at such times as the Company may be required to provide shares of Company Stock in accordance with the terms of such Plans. The Committee's discretion shall be limited to the number of Available Shares. In the event that as of the last day of any Trust Year, any unallocated Available Shares remain after satisfaction of all current and future benefit obligations under each of the Plans, all remaining Available Shares shall be contributed by the Trustee to the Company or its subsidiaries.

          3.3 Prohibition Against Funding Future Benefits of Company Directors Notwithstanding anything herein to the contrary, under no circumstances may any assets of the Trust be released, allocated, or otherwise directed by the Committee or the Trustee to fund any future liabilities of the Company or its subsidiaries related to any future benefit plans which are adopted after the effective date of the Trust to benefit Directors of the Company.

                                   ARTICLE 4.

                       Trust Expenses and Tax Withholding

          4.1 Trust Expenses. The Trustee shall be entitled to be reimbursed for its reasonable legal, accounting and appraisal fees, out-of-pocket expenses and other charges reasonably incurred in connection with the administration, management, investment and distribution of the Trust Fund. Such reimbursement shall be made out of the Trust Fund. The Company agrees to make sufficient contributions to the Trust to pay such amounts owing the Trustee in addition to those contributions required by Section 2.1 and, in the event the Company fails to make the contributions necessary to pay amounts owing to the Trustee, the Trustee shall be entitled to seek payment directly from the Company. Absent receipt of payment for expenses from the Company, the Trustee may utilize contributions from the Company otherwise intended to be principal payments for the purpose of meeting expense obligations of the Trust.

          4.2 Withholding of Taxes. The Trustee may withhold, require withholding, or otherwise satisfy its withholding obligation, on any distribution which it is directed to make, such amount as it may reasonably estimate to be necessary to comply with applicable federal, state and local

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withholding requirements. Upon settlement of such tax liability, the Trustee shall distribute the balance of such amount. Prior to making any distribution hereunder, the Trustee may require such release or documents from any taxing authority, or may require such indemnity, as the Trustee shall reasonably deem necessary for its protection.

                                   ARTICLE 5.

                          Administration of Trust Fund

          5.1 Management and Control of Trust Fund. Subject to the terms of this Agreement, the Trustee shall have exclusive authority and responsibility to manage and control the assets of the Trust Fund.

          5.2  Investment of Funds.

                   Except as otherwise provided in Section 2.2 and in this
Section 5.2, the Trustee shall invest and reinvest the Trust Fund exclusively in Company Stock, including any accretions thereto resulting from the proceeds of a tender offer, recapitalization or similar transactions which, if not in Company Stock, shall be reduced to cash as soon as practicable. The Trustee may invest any portion of the Trust Fund temporarily pending investment in Company Stock, distribution or payment of expenses in (i) investments in United States Government obligations with maturities of less than one year, (ii) interest-bearing accounts including but not limited to certificates of deposit, time deposits, savings accounts and money market accounts with maturities of less than one year in any bank, which accounts are insured by the Federal Deposit Insurance Corporation or other similar federal agency, including the Association, (iii) obligations issued or guaranteed by any agency or instrumentality of the United States of America with maturities of less than one year or (iv) short-term discount obligations of the Federal National Mortgage Association.

          5.3  Trustee's Administrative Powers.

          Except as otherwise provided herein, and subject to the Trustee's duties hereunder, the Trustee shall have the following powers and rights, in addition to those provided elsewhere in this Agreement or by law:

                   (a)  to retain any asset of the Trust Fund;

                   (b) subject to Section 5.4 and Article 3, to sell, transfer, mortgage, pledge, lease or otherwise dispose of, or grant options with respect to, any Trust Fund assets at public or private sale;

                   (c) upon direction from the Company, to borrow from any lender (including the Company pursuant to the Loan), to acquire Company Stock as authorized by this Agreement, to enter into lending agreements upon such terms (including reasonable interest and security for the loan and rights to renegotiate and prepay such loan) as may

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          be determined by the Committee; provided, however, that any collateral given by the Trustee for the Loan shall be limited to cash and property contributed by the Company to the Trust and dividends paid on Company Stock held in the Trust Fund and shall include Company Stock acquired with the proceeds of the Loan;

                   (d) with the consent of the Committee, to settle, submit to arbitration, compromise, contest, prosecute or abandon claims and demands in favor of or against the Trust Fund;

                   (e) to vote or to give any consent with respect to any securities, including any Company Stock, held by the Trust either in person or by proxy for any purpose, provided that the Trustee shall vote, tender or exchange all shares of Company Stock as provided in
          Section 5.4;

                   (f) to exercise any of the powers and rights of an individual owner with respect to any asset of the Trust Fund and to perform any and all other acts that in its judgment are necessary or appropriate for the proper administration of the Trust Fund, even though such powers, rights and acts are not specifically enumerated in this Agreement;

                   (g) to employ such accountants, actuaries, investment bankers, appraisers, other advisors and agents as may be reasonably necessary in collecting, managing, administering, investing, valuing, distributing and protecting the Trust Fund or the assets thereof or any borrowings of the Trustee made in accordance with Section 5.3(c); and to pay their reasonable fees and out-of-pocket expenses, which shall be deemed to be expenses of the Trust and for which the Trustee shall be reimbursed in accordance with Section 4.1;

                   (h) to cause any asset of the Trust Fund to be issued, held or registered in the Trustee's name or in the name of its nominee, or in such form that title will pass by delivery, provided that the records of the Trustee shall indicate the true ownership of such asset;

                   (i) to utilize another entity as custodian to hold, but not invest or otherwise manage or control, some or all of the assets of the Trust Fund; and

                   (j) to consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder; and to pay the reasonable fees and out-of-pocket expenses of such counsel, which shall be deemed to be expenses of the Trust and for which the Trustee shall be reimbursed in accordance with Section 4.1.

                   (k) to deliver to the Company from time to time, as directed by the Committee, any assets held by the Trust (including Company Stock).


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                   (l) to execute and file any such application, statement or report on behalf of the Trust with any governmental regulatory agency necessary to consumate the acquisition by the Trust of Company Stock.

Notwithstanding the foregoing, neither the Trust nor the Trustee shall have any power to, and shall not, engage in any trade or business.

          5.4.  Voting and Tendering of Company Stock.

                   (a) Voting of Company Stock. Shares of Company Stock held in the Leveraged Shares Account or in the Unallocated Shares Account shall be voted by the Trustee as directed by the Committee. The Trustee shall follow the directions of each Plan Participant that has been allocated Available Shares, as to the manner in which shares of Company Stock held by the Trust are to be voted on each matter brought before an annual or special stockholders' meeting of the Company or the manner in which any consent is to be executed, in each case as provided below. Before each such meeting of stockholders, the Trustee shall cause to be furnished to each Plan Participant that has been allocated Available Shares a copy of the proxy solicitation material received by the Trustee, together with a form requesting confidential instructions as to how to vote the shares of Company Stock held by the Trustee. Upon timely receipt of directions from the Plan Participants, the Trustee shall on each such matter vote the number of shares of the Company Stock held by the Trust in the manner directed by the Plan Participants who have been allocated Available Shares. With respect to any Participant Shares for which the Trustee does not receive a signed voting-direction instrument, such shares will be voted by the Trustee in the same manner as if they were shares of Company Stock held in the Leveraged Shares Account or in the Unallocated Shares Account. Notwithstanding the foregoing, if the Trustee determines upon the advice of its legal counsel, that voting the Company Stock in the manner described above would violate any relevant federal or state laws or regulations, the Trustee, in its sole discretion, may vote such shares of Company Stock in an alternative manner so as to comply with such laws or regulations.

                   (b) Tender or Exchange of Company Stock. Shares of Company Stock held in the Leveraged Shares Account or in the Unallocated Shares Account shall be tendered by the Trustee as directed by the Committee. The Trustee shall use its best efforts timely to distribute or cause to be distributed to each Plan Participant any written materials distributed to stockholders of the Company generally in connection with any tender offer or exchange offer, together with a form requesting confidential instructions on whether or not to tender or exchange shares of Company Stock held in the Trust. Upon timely receipt of instructions from a Plan Participant, the Trustee shall tender such Participant Shares if such Plan Participant has directed the Trustee to tender. If the Trustee shall not receive timely instruction from a Plan Participant as to the manner in which to respond to such a tender or exchange offer, such shares shall be tendered by the Trustee as directed by the Committee. Notwithstanding the foregoing, if the Trustee determines upon the advice of its legal counsel, that tendering the Company Stock in the manner described above would violate any relevant federal or state laws or regulations, the Trustee, in its sole discretion, may tender such shares of Company Stock in an alternative manner so as to comply with such laws or regulations.

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                   (c) The Company shall maintain appropriate procedures to
ensure that all instruction by Plan Participants are collected, tabulated, and transmitted without being divulged or released to any person affiliated with the Company or its affiliates. All actions taken by Plan Participants shall be held confidential by the Trustee and shall not be divulged or released to any person.

          5.5  Indemnification.

                   (a) The Company shall and hereby does indemnify and hold harmless the Trustee from and against any claims, demands, actions, administrative or other proceedings, causes demands, actions, administrative or other proceedings, causes of action, liability, loss, cost, damage or expense (including reasonable attorneys' fees), which may be asserted against it, in any way arising out of or incurred as a result of its action or failure to act in connection with the operation and administration of the Trust; provided that such indemnification shall not apply to the extent that the Trustee has acted
(i) in willful or grossly negligent violation of applicable law or its duties under this Trust or (ii) in bad faith. The Trustee shall be under no liability to any person for any loss of any kind which may result (i) by reason of any action taken by it in accordance with any direction of the Committee, (ii) by reason of its failure to exercise any power or authority or to take any action hereunder because of the failure of any such directing participant to give directions to the Trustee, as provided for in this Agreement, or (iii) by reason of any act or omission of any of the directing participants with respect to its duties under this Trust. The Trustee shall be fully protected in acting upon any instrument, certificate, or paper delivered by the Committee and believed in good faith by the Trustee to be genuine and to be signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing, but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

                   (b) The Company may, but shall not be required to, maintain liability insurance to insure its obligations hereunder. If any payments made by the Company or the Trust pursuant to this indemnity are covered by insurance, the Company or the Trust (as applicable) shall be subrogated to the rights of the indemnified party against the insurance company.

                   (c) Without limiting the generality of the foregoing, the Company will, at the request of the Trustee, advance to the Trustee reasonable amounts of expenses, including reasonable attorneys' fees and expenses, which the Trustee advised have been incurred in connection with its investigation or defense of any claim, demand, action, cause of action, administrative or other proceeding arising out of or in connection with the Trustee's performance of its duties under this Agreement.

          5.6. General Duty to Communicate to Committee. The Trustee shall promptly notify the Committee of all communications with or from any government agency or with respect to any legal proceeding with regard to the Trust and with or from any Plan Participants concerning their entitlement under the Plans or the Trust.


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                                   ARTICLE 6.

                         Accounts and Reports of Trustee

          6.1 Records and Accounts of Trustee. The Trustee shall maintain accurate and detailed records and accounts of all transactions of the Trust, which shall be available at all reasonable times for inspection or audit by any person designated by the Company and which shall be retained as required by applicable law.

          6.2 Fiscal Year. The fiscal year of the Trust shall be the twelve month period beginning on April 10 and ending April 9. The first fiscal year of the Trust shall begin on April 10, 1998 and end on April 9, 1999.

          6.3 Reports of Trustee. The Trustee shall prepare and present to the Committee a report for the period ending on the last day of each fiscal year, and for such shorter periods as the Committee may reasonably request, listing all securities and other property acquired and disposed of and all receipts, disbursements and other transactions effected by the Trust after the date of the Trustee's last account, and further listing all cash, securities, and other property held by the Trust, together with the fair market value thereof, as of the end of such period. In addition to the foregoing, the report shall contain such information regarding the Trust Fund's assets and transactions as the Committee in its discretion may reasonably request.

          6.4 Final Report. In the event of the resignation or removal of a Trustee hereunder, the Committee may request and the Trustee shall then with reasonable promptness submit, for the period ending on the effective date of such resignation or removal, a report similar in form and purpose to that described in Section 6.3.

                                   ARTICLE 7.

                              Succession of Trustee

          7.1 Resignation of Trustee. The Trustee or any successor thereto may resign as Trustee hereunder at any time upon delivering a written notice of such resignation, to take effect sixty (60) days after the delivery thereof to the Committee, unless the Committee accepts shorter notice; provided, however, that no such resignation shall be effective until a successor Trustee has assumed the office of Trustee hereunder.

          7.2 Removal of Trustee. The Trustee or any successor thereto may be removed by the Company by delivering to the Trustee so removed an instrument executed by the Committee informing the Trustee of the Committee's decision. Such removal shall take effect at the date specified in such instrument, which shall not be less than sixty (60) days after delivery of the instrument, unless the Trustee accepts shorter notice; provided, however, that no such removal shall be effective until a successor Trustee has assumed the office of Trustee hereunder.

          7.3 Appointment of Successor Trustee. Whenever the Trustee or any successor thereto shall resign or be removed or a vacancy in the position shall otherwise occur, the Company shall use its best efforts to appoint a successor Trustee as soon as practicable after receipt by the Committee of a notice described in Section 7.1, or the delivery to the Trustee of a notice described in Section 7.2, as the case may be, but in no event more than seventy-five (75) days after receipt or delivery, as the case may be, of such notice. A successor Trustee's appointment shall not become effective until such successor shall accept such appointment by delivering its acceptance in writing to the Company. If a successor is not appointed within such 75 day period, the Trustee, at the Company's expense, may petition a court of competent jurisdiction for appointment of a successor.

          7.4 Succession to Trust Fund Assets. The title to all property held hereunder shall vest in any successor Trustee acting pursuant to the provisions hereof without the execution or filing of any further instrument, but a resigning or removed Trustee shall execute all instruments and do all acts necessary to vest title in the successor Trustee. Each successor Trustee shall have, exercise and enjoy all of the powers, both discretionary and ministerial, herein conferred upon its predecessors. A successor Trustee shall not be obliged to examine or review the accounts, records, or acts of, or property delivered by, any previous Trustee and shall not be responsible for any action or any failure to act on the part of any previous Trustee.

          7.5 Continuation of Trust. In no event shall the legal disability, resignation or removal of a Trustee terminate the Trust, but the Company shall forthwith appoint a successor Trustee in accordance with section 7.3 to carry out the terms of the Trust.

          7.6. Changes in Organization of Trustee. In the event that any corporate Trustee hereunder shall be converted into, shall merge or consolidate with, or shall sell or transfer substantially all of its assets and business to, another corporation, state or federal, the corporation resulting from such conversion, merger or consolidation, or the corporation to which such sale or transfer shall be made, shall thereunder become and be the Trustee under the Trust with the same effect as though originally so named.

          7.7. Continuance of Trustee's Powers in Event of Termination of the Trust. In the event of the termination of the Trust, as provided herein, the Trustee shall dispose of the Trust Fund in accordance with the provisions hereof. Until the final distribution of the Trust fund, the Trustee shall continue to have all powers provided hereunder as necessary or expedient for the orderly liquidation and distribution of the Trust Fund.

                                   Article 8.

                            Amendment or Termination

          8.1. Amendments. Except as otherwise provided herein, the Company may amend the Trust at any time and from time to time in any manner which it deems desirable. Notwithstanding the foregoing, the Company shall retain the power under all circumstances to amend the Trust to correct any errors or clarify any ambiguities or similar issues of interpretation of this Agreement.

          8.2. Termination. Subject to the terms of this Section 8.2, the Trust shall terminate on the date on which the Loan is paid in full (the "Termination Date"). The Company may terminate the Trust at any time prior to the Termination Date. The Trust shall also terminate automatically upon the Company giving the Trustee written notice of a Change of Control. Immediately upon a termination of the Trust, the Company shall be deemed to have forgiven all amounts then outstanding under the Loan. As directed by the Committee, the Trustee shall allocate the Available Shares to the Plans. As soon as practicable after receiving notice from the Company of a Change of Control or upon any other termination of the Trust, the Trustee shall sell any unallocated Available Shares and other non-cash assets (if any) then held in the Trust Fund as directed by the Committee. The proceeds of such sale shall first be returned to the Company up to an amount equal to the principal amount, plus any accrued interest, of the Loan that was forgiven upon such termination. Any funds remaining in the Trust after such payment to the Company shall be distributed with reasonable promptness to the Company; provided, however, that all distributions from the Trust comply with all relevant federal and state laws and regulations.

          8.3 Form of Amendment or Termination. Any amendment or termination of the Trust shall be evidenced by an instrument in writing signed by an authorized officer of the Company, certifying that said amendment or termination has been authorized and directed by the Company or the Board of Directors, as applicable, and, in the case of any amendment, shall be consented to by signature of the Trustee, or an authorized officer of the Trustee, if required by Section 8.1

                                   Article 9.

                                  Miscellaneous

          9.1. Controlling Law. The laws of the State of Minnesota shall be the controlling law in all matters relating to the trust, without regard to conflicts of law, except to the extent that the laws of the United States of America shall be deemed applicable.

          9.2. Committee Action. Any action required or permitted to be taken by the Committee may be taken on behalf of the Committee by any individual so authorized. The Company shall furnish to the Trustee the name and specimen signature of each member of the Committee upon whose statement of a decision or direction the Trustee is authorized to rely. Until notified of a change in the identity of such person or persons, the Trustee shall act upon the assumption that there has been no change.

          9.3. Notices. All notices, requests, or other communications required or permitted to be delivered hereunder shall be in writing, delivered by registered or certified mail, return receipt requested as follows:

          To the Company:

                   Mississippi View Holding Company
                   35 East Broadway
                   Little Falls, Minnesota  56345-3093
                   Attention:  Thomas J. Leiferman, President

          To the Trustee:

                   Mississippi View Holding Company
                     Stock Employee Compensation Trust
                   35 East Broadway
                   Little Falls, Minnesota  56345-3093
                   Attention:  Trustee Chairman

          Any party hereto may from time to time, by written notice given as aforesaid, designate any other address to which notices, requests or other communications addressed to it shall be sent.

          9.4. Severability. If any provision of the Trust shall be held illegal, invalid or unenforceable for any reason, such provision shall not affect the remaining parts hereof, but the Trust shall be construed and enforced as if said provision had never been inserted herein.

          9.5. Protection of Persons Dealing with the Trust. No person dealing with the Trustee shall be required or entitled to monitor the application of any money paid or property delivered to the Trustee, or determine whether or not the Trustee is acting pursuant to authorities granted to it hereunder or to authorizations or directions herein required.

          9.6. Tax Status of Trust. It is intended that the Company, as grantor hereunder, be treated as the owner of the entire Trust and the trust assets under Section 671, et seq. of the Code. Until advised otherwise, the Trustee may presume that the Trust is so characterized for federal income tax purposes and shall make all filings of tax returns on that presumption.

          9.7. Participants to Have No Interest in the Company by Reason of the Trust. Neither the creation of the Trust nor anything contained in the Trust shall be construed as giving any person, including any individual employed by the Company or any subsidiary of the Company, any equity or interest in the assets, business, or affairs of the Company except to the extent that any such individuals are entitled to exercise stockholder rights with respect to Company Stock pursuant to Section 5.4

          9.8. Nonassignability. No right or interest of any person to receive distributions from the Trust shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, or bankruptcy, but excluding death or mental incompetency, and no right or interest of any person to receive distributions from the Trust shall be subject to any obligation or liability of any such person, including claims for alimony or the support of any spouse or child.

          9.9. Gender and Plurals. Whenever the context requires or permits, the masculine gender shall include the feminine gender and the singular form shall include the plural form and shall be interchangeable.

          9.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original.

          9.11. Term of Trust. This Trust shall remain in effect until the earlier of (i) termination by the Company's Board of Directors, (ii) the distribution of all assets of the Trust, or (iii) 21 years from the Closing Date. Termination of the Trust shall not effect any Available Shares previously allocated to the Plans.

          IN WITNESS WHEREOF, the Company and the Trustee have caused this Agreement to be signed, and their seals affixed hereto, by their authorized officers all as of the day, month and year first above written.

                                    The following individuals sign
                                    as Trustee of the Mississippi View Holding
                                    Company Stock Employee Compensation Trust


                                    /s/ Neil Adamek
                                    -------------------------------
                                    Neil Adamek, as Trustee


                                    /s/ Gerald Peterson
                                    -------------------------------
                                    Gerald Peterson, as Trustee



                                    Attest:  /s/ Mary Ann Karnowski
                                             ----------------------



MISSISSIPPI VIEW HOLDING COMPANY


By:  /s/ Thomas J. Leiferman
     ------------------------------
     Thomas J. Leiferman
Its: President and Chief Executive Officer



Attest:  /s/ Mary Ann Karnowski
         ----------------------